Exhibit 99.1

SOC Telemed Reports Second Quarter 2021 Financial and Operating Results

Total system-wide consults of 130,200 during the second quarter an increase of 98% year over year

Total system-wide core consults of 69,500 during the second quarter an increase of 130% year over year

Bookings of $6.7 million in the second quarter an increase of 136% year over year

Revenue of $25.0 million in the second quarter an increase of 84% year over year

Revising FY21 revenue guidance lower to reflect temporary headwinds stemming from the COVID-19 delta variant

RESTON, VA – August 12, 2021 – SOC Telemed, Inc., (NASDAQ: TLMD), the largest national provider of acute care telemedicine, today announced its financial and operating results for the second quarter ending June 30, 2021.

“Our second quarter results reflect strong growth driven by a return to pre-COVID consult volumes in our telePsychiatry service line and a near return in our teleNeurology service line,” said John Kalix, Chief Executive Officer of SOC Telemed. “Our late stage pipeline grew 30% since the first quarter. Such growth illustrates the expansive cross sell opportunity facing SOC Telemed, as we drive both site expansion and service line expansion across the client base.”

He further stated, “The ability to provide a comprehensive offering of clinical services combined with the Telemed IQ platform positions SOC Telemed to help solve our client’s friction points around access to specialty physicians, network integrity, and optimization of clinician resources. As the largest acute telemedicine provider, we are well positioned to be the provider of choice as hospitals consolidate to a single vendor.”

Second Quarter and Recent Highlights

●	Announced a multi-site telePsychiatry service line expansion with UnityPoint Health for the Des Moines, Iowa, and Cedar Rapids, Iowa, markets, expected to go live in 2H21. UnityPoint Health’s multi-site expansion was driven by the success case developed at UnityPoint Health Allen Hospital, which reduced average length of stay (ALOS) by approximately 12 hours, reduced its readmission rate by 4%, and avoided more than $1.7 million in annualized boarding costs, leading to an annual ROI of 281%

●	In May, we announced an expanded partnership with SCP Health (SCP). Under the multi-year agreement, SOC Telemed will provide the Telemed IQ platform to help accelerate and expand SCP’s telehealth capabilities across the country

●	In April, Bon Secours Mercy – Lourdes Hospital implemented the teleICU service line, and Davis Regional Medical Center implemented the teleNeurology and teleStroke service lines

Operating Metrics Summary

Operational performance metrics for the three months ended June 30, 2021, compared to the three months ended June 30, 2020. We present consults on a pro forma basis (i.e., giving retroactive effect to the Access Physicians acquisition to January 1, 2020) to provide investors with insight into how management views the performance of the combined business period over period.

●	Total system-wide consults were 130,214 compared to 65,690, up 98% year over year, and up 49% year over year on a pro forma basis

●	Stand-alone SOC core consults totaled 37,817 compared to 30,213, up 25% on a year over year basis. TelePsychiatry volumes recovered to pre-COVID levels faster than expected, and the teleNeurology service line experienced significant volume increases

●	Access Physicians contributed 31,700 core consults, up 47% on a year over year basis

●	System-wide revenue per core consult totaled $339 compared to $349, down 3%, primarily driven by the addition of Access Physicians, as revenue per core consult at Access Physicians is historically lower than revenue per core consult at legacy SOC. The average revenue per core consult is also impacted by duration of each consult, which varies widely between service lines

●	Stand-alone SOC revenue per core consult was $417 versus $429, as the volume recovery in telePsychiatry and teleNeurology narrowed the gap associated with minimum consult thresholds in client contracts

●	Access Physicians revenue per core consult was $245 versus $237, up 3% year over year, driven by service line volume mix

●	Implementations totaled 74 compared to 80, with Access Physicians contributing 11 implementations

●	Stand-alone SOC services per facility totaled 2.1 compared to 1.9, demonstrating the continued opportunity to expand across both service lines and sites with existing customers

●	Total facilities serviced were 1,028 compared to 847 a year ago, up 21% on a year over year basis. The 1,028 facilities serviced includes 179 facilities serviced by Access Physicians

Financial Results Summary

Financial performance for the three months ended June 30, 2021, compared to the three months ended June 30, 2020.

●	Bookings totaled $6.7 million, up 136%

●	Revenue totaled $25.0 million compared to $13.6 million, up 84%

●	Access Physicians contributed $8.4 million of revenue

●	GAAP gross profit totaled $8.0 million compared to $4.5 million

●	Adjusted gross profit (non-GAAP) totaled $9.3 million compared to $5.5 million

●	GAAP gross margin was 32% compared to 33%

●	Adjusted gross margin (non-GAAP) was 37% compared to 40%. Results were negatively impacted primarily by an increase in physician incentive payments related to the rapid increase and volatility of consult demand

●	Net loss totaled $(14.5) million compared to a net loss of $(8.2) million

●	Adjusted EBITDA loss totaled $(5.4) million compared to $(1.6) million

2

Balance Sheet

As of June 30, 2021, the Company had cash and cash equivalents of $50.0 million.

In June 2021, SOC Telemed completed an underwritten follow-on public offering of 9.2 million shares generating net proceeds of approximately $52.0 million, after deducting underwriting discounts and offering expenses.

2021 Financial Outlook

For the full year 2021, SOC Telemed is providing the following revised financial guidance:

●	GAAP Revenue is expected to be in the range of $90 million to $92 million, with approximately 30% expected to be attributed to Access Physicians

●	Primary drivers of the guidance revision include impacts from the Delta variant of COVID-19, specifically on increased pressure on hospital emergency departments, and a change in go-to-market strategy around hardware sales related to the integration of Access Physicians

●	The previous GAAP revenue guidance range was $97 million to $103 million, with approximately 30% to 35% expected to be attributed to Access Physicians

●	Adjusted gross margin is expected to be in the range of 37.0% and 40.0%

●	Adjusted EBITDA is expected to be in the range of $(22.0) million to $(25.0) million

These statements are forward-looking and actual results may differ materially. Please refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

SOC Telemed has not reconciled its expectations as to Adjusted Gross Margin and Adjusted EBITDA to the most comparable GAAP measures because certain items are out of its control or cannot be reasonably calculated or predicted at this time without unreasonable efforts. Accordingly, a reconciliation for forward-looking Adjusted Gross Margin and Adjusted EBITDA is not available without unreasonable effort.

3

Upcoming Conferences and Investor Events

Wells Fargo Virtual Healthcare Conference, September 9 – 10, 2021

Baird 2021 Global Healthcare Conference, September 14 - 15, 2021

Conference Call Details

The second quarter 2021 earnings conference call and webcast will be held on August 12, 2021, at 5:00 p.m. ET. The conference call can be accessed by dialing, either:

Domestic: (877) 870-4263

International: (412) 317-0790

Passcode: reference “SOC Telemed call”

A live audio webcast will be available on the Investor Relations section of the Company website at investors.soctelemed.com. A webcast replay will be available for on-demand listening shortly after the completion of the call at the same web link.

About SOC Telemed

SOC Telemed (NASDAQ: TLMD, “SOC”) is the leading national provider of acute telemedicine technology and solutions to hospitals, health systems, post-acute providers, physician networks, and value-based care organizations since 2004. Built on proven and scalable infrastructure as an enterprise-wide solution, SOC’s technology platform, Telemed IQ, rapidly deploys and seamlessly optimizes telemedicine programs across the continuum of care. SOC provides a supportive and dedicated partner presence, virtually delivering patient care through teleNeurology, telePsychiatry, teleCritical Care, telePulmonology, teleCardiology, teleInfectious Disease, teleNephrology, teleMaternal-Fetal Medicine and other service lines, enabling healthcare organizations to build sustainable telemedicine programs across clinical specialties. SOC enables organizations to enrich their care models and touch more lives by supplying healthcare teams with industry-leading solutions that drive improved clinical care, patient outcomes, and organizational health. The company was the first provider of acute clinical telemedicine services to earn The Joint Commission’s Gold Seal of Approval and has maintained that accreditation every year since inception. For more information, visit www.soctelemed.com.

4

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. In some cases, you can identify these forward-looking statements by the use of terms such as “expect,” “will,” “continue,” or similar expressions, and variations or negatives of these words, but the absence of these words does not mean that a statement is not forward-looking. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, but not limited to: the statements under “2021 Outlook,” including expectations relating to bookings and revenue; statements regarding relationships with customers and business momentum; statements regarding the expected benefits of the acquisition of Access Physicians (including anticipated synergies, projected financial information and future opportunities); and any other statements of expectation or belief. These statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results expressed or implied in this press release.  Such risk factors include, but are not limited to, those related to: the current and future impact of the COVID-19 pandemic on SOC Telemed’s business and industry; continued difficulties in the integration of Access Physicians; the effects of competition on the future business of SOC Telemed; uncertainty regarding the demand for and market utilization of its solution; returns on investments in its business; the ability to maintain customer relationships; difficulties maintaining and expanding its network of qualified physicians and other provider specialists; disruptions in SOC Telemed’s relationships with affiliated professional entities or third party suppliers or service providers; general business and economic conditions; the ability of SOC Telemed to successfully execute strategic plans; the timing and market acceptance of new solutions or success of new enhancements, features modifications to existing solutions and the degree to which they gain acceptance. Additional information concerning these and other risk factors is contained in the Risk Factors section of SOC Telemed’s most recent annual report on Form 10-K. Additional information will be made available in SOC Telemed’s quarterly report on Form 10-Q for the three months ended June 30, 2021, and other filings and reports that SOC Telemed may file from time to time with the SEC. SOC Telemed assumes no obligation, and does not intend, to update these forward-looking statements as a result of future events or developments.

5

Use of Non-GAAP Financial Information

We believe that, in addition to our financial results determined in accordance with GAAP, adjusted gross profit (non-GAAP), adjusted gross margin (non-GAAP), and adjusted EBITDA, all of which are non-GAAP financial measures, are useful in evaluating our business, results of operations, and financial condition.  However, our use of the terms adjusted gross profit, adjusted gross margin and adjusted EBITDA may vary from that of others in our industry. Adjusted gross profit, adjusted gross margin and adjusted EBITDA should not be considered as an alternative to gross profit, net loss, net loss per share or any other performance measures derived in accordance with GAAP as measures of performance. Adjusted gross profit, adjusted gross margin and adjusted EBITDA have important limitations as analytical tools and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

●	adjusted EBITDA does not reflect the significant interest expense on our debt;

●	although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and adjusted gross profit, adjusted gross margin and adjusted EBITDA do not reflect any expenditures for such replacements; and

●	other companies in our industry may calculate these financial measures differently than we do, limiting their usefulness as comparative measures.

We compensate for these limitations by using these non-GAAP financial measures along with other comparative tools, together with GAAP measurements, to assist in the evaluation of operating performance. Such GAAP measurements include gross profit, net loss, net loss per share and other performance measures. In evaluating these financial measures, you should be aware that in the future we may incur expenses similar to those eliminated in this presentation. Our presentation of non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items. When evaluating our performance, you should consider these non-GAAP financial measures alongside other financial performance measures, including the most directly comparable GAAP measures set forth in the reconciliation tables below and our other GAAP results.

Our non-GAAP financial measures are described as follows:

Adjusted gross profit and adjusted gross margin. Adjusted gross profit is defined as revenues less cost of revenues plus depreciation and amortization plus equipment leasing costs plus stock-based compensation. Adjusted gross margin is adjusted gross profit divided by revenues.

Adjusted EBITDA. Adjusted EBITDA is defined as net income (loss) before interest, taxes, depreciation and amortization, stock-based compensation, gain on contingent shares issuance liabilities, loss on puttable option liabilities, gain on change in fair value of contingent consideration, and integration, acquisition, transaction and executive severance costs.

Readers are encouraged to review the reconciliation of our non-GAAP financial measures to the comparable GAAP results, which is attached to this earnings release and which can be found on SOC Telemed’s investor relations page of its website at: investors.soctelemed.com.

6

Operating Metrics

Because our consultation fee revenue generally increases as the number of visits increase, we believe the number of consultations provides investors with useful information on period-to-period performance as evaluated by management and as a comparison to our past financial performance. We define core consultations as consultations utilizing our 11 core services. Telemed IQ / other consultations are defined as consultations performed by other physician networks utilizing our technology platform, Telemed IQ. Pro forma consultations represent the number of total consultations as if Access Physicians had been acquired as of January 1, 2020.

Number of Consults

	Q1 2020	Q2 2020	Q3 2020	Q4 2020	Q1 2021	Q2 2021
Core	36,347	30,213	32,126	30,920	31,447	37,817
Access Physicians	-	-	-	-	1,282	31,700
Telemed IQ / Other	30,649	35,477	47,800	57,292	62,636	60,697
Total Consults	66,996	65,690	79,926	88,212	95,365	130,214

Number of Pro Forma Consults

	Q1 2020	Q2 2020	Q3 2020	Q4 2020	Q1 2021	Q2 2021
Core	36,347	30,213	32,126	30,920	31,447	37,817
Access Physicians	20,067	21,577	26,357	30,925	33,399	31,700
Telemed IQ	31,175	35,777	48,085	57,642	63,001	60,697
Total Consults	87,589	87,567	106,568	119,487	127,847	130,214

7

SOC Telemed, Inc. and Subsidiaries and Affiliates

CONSOLIDATED BALANCE SHEETS

(In thousands, except shares and per share amounts)

(Unaudited)

	June 30, 2021	December 31, 2020
ASSETS
CURRENT ASSETS
Cash and cash equivalents (from variable interest entities $9,117 and $1,942, respectively)	$50,005	$38,754
Accounts receivable, net of allowance for doubtful accounts of $468 and $447 (from variable interest entities, net of allowance $13,067 and $8,192, respectively)	14,438	8,721
Inventory	1,356	-
Prepaid expenses and other current assets (from variable interest entities $130 and $0, respectively)	4,997	1,609
Total current assets	70,796	49,084

Property and equipment, net	3,970	4,092
Capitalized software costs, net	10,062	8,935
Intangible assets, net	46,204	5,988
Goodwill	155,647	16,281
Deposits and other assets	1,843	559
Total assets	$288,522	$84,939

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable (from variable interest entities $2,526 and $692, respectively)	$8,271	$2,809
Accrued expenses (from variable interest entities $3,361 and $1,349, respectively)	11,221	8,293
Deferred revenues	531	610
Capital lease obligations	22	-
Contingent consideration	318	-
Stock-based compensation liabilities	-	4,228
Total current liabilities	20,363	15,940

Deferred revenues	1,012	923
Capital lease obligations	52	-
Long term debt, net of unamortized discount and debt issuance costs	73,563	-
Contingent shares issuance liabilities	6,806	12,450
Other long-term liabilities (from variable interest entities $157 and $157, respectively)	560	560
Total liabilities	$102,356	$29,873

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Class A common stock, $0.0001 par value; 500,000,000 shares authorized as of June 30, 2021 and December 31, 2020; 98,233,640 and 74,898,380 shares issued and outstanding at June 30, 2021 and December 31, 2020, respectively.	10	8
Preferred stock, $0.0001 par value, 5,000,000 shares authorized; none issued and outstanding as of June 30, 2021 and December 31, 2020, respectively.	-	-
Additional paid-in capital	449,428	291,277
Accumulated deficit	(263,272)	(236,219)
Total stockholders’ equity (deficit)	186,166	55,066

Total liabilities, contingently redeemable preferred stock and stockholders’ equity	$288,522	$84,939

8

SOC Telemed, Inc. and Subsidiaries and Affiliates

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except shares and per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenues	$24,960	$13,554	$39,781	$28,361

Cost of revenues	16,937	9,030	26,704	19,743

Operating expenses
Selling, general and administrative	22,479	9,753	43,740	18,274
Changes in fair value of contingent consideration	(2,947)	-	(2,947)	-
Total operating expenses	19,532	9,753	40,793	18,274
Loss from operations	(11,509)	(5,229)	(27,716)	(9,656)

Other income (expense)
Gain on contingent shares issuance liabilities	2,192	-	5,644	-
Loss on puttable option liabilities	-	(96)	-	(105)
Interest expense	(3,123)	(2,836)	(3,272)	(5,616)
Interest expense – Related party	(2,001)	-	(2,026)	-
Total other income (expense)	(2,932)	(2,932)	346	(5,721)
Loss before income taxes	(14,441)	(8,161)	(27,370)	(15,377)

Income tax benefit (expense)	(17)	(2)	317	(3)

Net loss and comprehensive loss	$(14,458)	$(8,163)	$(27,053)	$(15,380)
Accretion of contingently redeemable preferred stock	-	(2,023)	-	(3,518)
Net loss attributable to common stockholders	$(14,458)	$(10,186)	$(27,053)	$(18,898)

Net loss per share attributable to common stockholders
Basic	$(0.16)	$(0.30)	$(0.32)	$(0.55)
Diluted	$(0.16)	$(0.30)	$(0.32)	$(0.55)

Weighted-average shares used to compute net loss per share attributable to common stockholders:
Basic	89,697,396	34,345,197	83,744,959	34,345,197
Diluted	89,697,396	34,345,197	83,744,959	34,345,197

9

SOC Telemed, Inc. and Subsidiaries and Affiliates

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended June 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(27,053)	$(15,380)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	4,141	2,607
Stock-based compensation	10,644	247
Change in fair value of contingent consideration	(2,947)	-
Loss on puttable option liabilities	-	105
(Gain) on contingent shares issuance liabilities	(5,644)	-
Bad debt expense	47	43
Paid-in kind interest on long-term debt	203	1,527
Amortization of debt issuance costs and issuance discount	3,403	710
Income tax benefit	(343)	-
Change in assets and liabilities, net of acquisitions
Accounts receivable, net of allowance	(162)	2,981
Prepaid expense and other current assets	(2,752)	(1,472)
Inventory	26	-
Deposits and other non-current assets	(999)	11
Accounts payable	2,647	(921)
Accrued expenses and other current liabilities	742	2,334
Deferred revenues	9	143
Net cash used in operating activities	(18,038)	(7,065)

Cash flows from investing activities:
Capitalization of software development costs	(2,132)	(2,090)
Purchase of property and equipment	(635)	(1,222)
Acquisition of business, net of cash	(89,752)	-
Net cash used in investing activities	(92,519)	(3,312)

Cash flows from financing activities:
Principal payments under capital lease obligations	-	(45)
Proceeds from long-term debt, net of discount	83,219	-
Proceeds from Related-party – Unsecured subordinated promissory note	11,500	-
Repayment of long-term debt	(10,795)	-
Repayment of Related-party – Unsecured subordinated promissory note, net of unamortized discount	(13,703)	-
Proceeds from exercise of stock options	42	-
Issuance of contingently redeemable preferred stock	-	10,938
Proceeds from issuance of Class A Common Stock, net of issuance costs	51,545	-
Net cash provided by financing activities	121,808	10,893

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	11,251	516
Cash and cash equivalents at beginning of the period	38,754	4,541
Cash and cash equivalents at end of the period	$50,005	$5,057

10

SOC Telemed, Inc. and Subsidiaries and Affiliates

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands, except per share data) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,		Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020	2021	2020	2021	2020
					Change	% Change	Change	% Change
	(dollars in thousands)
Revenues	$24,960	$13,554	$39,781	$28,361	$11,406	84%	$11,420	40%
Cost of revenues	16,937	9,030	26,704	19,743	7,907	88%	6,961	35%
Gross profit	8,023	4,524	13,077	8,618	3,499	77%	4,459	52%
Add:
Depreciation and amortization (a)	1,222	911	2,444	1,803	311	34%	641	36%
Equipment leasing costs (b)	4	18	8	42	(14)	(78)%	(34)	(81)%
Stock based compensation (e)	6	-	6	-	6	*	6	*
Adjusted gross profit	$9,255	$5,453	$15,535	$10,463	3,802	70%	5,072	48%
Adjusted gross margin (as a percentage revenues)	37%	40%	39%	37%

	Three Months Ended June 30,		Six Months Ended June 30,		Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020	2021	2020	2021	2020
					Change $	Change %	Change $	Change %
	(dollars in thousands)
Net loss	$(14,458)	$(8,163)	$(27,053)	$(15,380)	$(6,295)	77%	$(11,673)	76%
Add:
Interest expense (c)	5,124	2,836	5,298	5,616	2,288	81%	(318)	(6)%
Income tax expense (benefit) (d)	17	2	(317)	3	15	*	(320)	*
Depreciation and amortization (a)	2,480	1,317	4,141	2,607	1,163	88%	1,534	59%
Stock-based compensation (e)	4,786	148	10,644	247	4,638	3,128%	10,397	4,209%
Gain on contingent shares issuance liabilities (f)	(2,192)	-	(5,644)	-	(2,192)	*	(5,644)	*
Loss on puttable option liabilities (g)	-	96	-	105	(96)	(100)%	(105)	(100)%
Gain on change in fair value of contingent consideration (h)	(2,947)	-	(2,947)	-	(2,947)	*	(2,947)	*
Integration, acquisition, transaction, and executive severance costs (i)	1,772	2,130	5,909	2,503	(358)	(17)%	3,406	136%
Adjusted EBITDA	$(5,418)	$(1,634)	$(9,969)	$(4,299)	(3,784)	232%	(5,670)	132%

* Percentage not meaningful

11

	For the Three Months Ended
	June 30, 2021	June 30, 2020	Change $	Change %
	(dollars in thousands)
Selling, general and administrative expenses (1)	$22,479	$9,753	$12,726	130%

Sales and marketing	2,397	1,446	951	66%
Research and development	530	255	275	108%
Operations	2,548	2,088	460	22%
General and administrative	17,004	5,964	11,040	185%
	$22,479	$9,753	$12,726	130%

(1)	Selling, general, and administrative expenses include the following expenses for the periods presented:

	Three Months Ended June 30, 2021			Three Months Ended June 30, 2020
	Stock-Based Compensation	Depreciation and Amortization	Integration Costs	Stock-Based Compensation	Depreciation and Amortization	Integration Costs
	(dollars in thousands)
Sales and marketing	$73	$—	$—	$8	$—	$—
Research and development	180	—	—	33	—	—
Operations	184	—	—	21	—	—
General and administrative	4,343	1,303	1,772	86	417	2,130
	$4,780	$1,303	$1,772	$148	$417	$2,130

	For the Three Months Ended
	June 30, 2021	June 30, 2020	Change $	Change %
	(dollars in thousands)
Selling, general and administrative expenses excluding stock-based compensation, depreciation and amortization and integration costs	$14,624	$7,058	$7,566	107%

Sales and marketing	2,324	1,438	886	62%
Research and development	350	222	128	58%
Operations	2,364	2,067	297	14%
General and administrative	9,586	3,331	6,255	188%
	$14,624	$7,058	$7,566	107%

	For the Six Months Ended
	June 30, 2021	June 30, 2020	Change $	Change %
	(dollars in thousands)
Selling, general and administrative expenses (1)	$43,740	$18,274	$25,466	139%

Sales and marketing	4,987	2,985	2,002	67%
Research and development	1,058	541	517	96%
Operations	5,062	4,182	880	21%
General and administrative	32,633	10,566	22,067	209%
	$43,740	$18,274	$25,466	139%

(1) Selling, general, and administrative expenses include the following expenses for the periods presented:

12

	Six Months Ended June 30, 2021			Six Months Ended June 30, 2020
	Stock-Based Compensation	Depreciation and Amortization	Integration Costs	Stock-Based Compensation	Depreciation and Amortization	Integration Costs
	(dollars in thousands)
Sales and marketing	$343	$—	$—	$14	$—	$—
Research and development	274	—	—	41	—	—
Operations	315	—	—	34	—	—
General and administrative	9,705	1,697	5,909	158	815	2,503
	$10,637	$1,697	$5,909	$247	$815	$2,503

	For the Six Months Ended
	June 30, 2021	June 30, 2020	Change $	Change %
	(dollars in thousands)
Selling, general and administrative expenses excluding stock-based compensation, depreciation and amortization and integration costs	$25,497	$14,709	$10,788	73%

Sales and marketing	4,644	2,971	1,673	56%
Research and development	784	500	284	57%
Operations	4,747	4,148	600	14%
General and administrative	15,322	7,090	8,232	116%
	$25,497	$14,709	$10,788	73%

13

Explanation of Non-GAAP Adjustments

(a) Depreciation and amortization consists primarily of depreciation of fixed assets, amortization of capitalized software development costs and amortization of acquisition-related intangible assets, such as customer relationships, non-compete agreements, and trade names acquired in connection with business combinations. While depreciation and amortization are non-cash charges, the assets being depreciated or amortized will often have to be replaced or updated in the future, and these measures do not reflect any cash requirements for these replacements or updates. Additionally, we incur amortization of acquisition-related intangible assets based on the portion of the purchase price allocated to intangible assets and the estimated useful lives of such assets. However, the purchase price allocated to these assets is not necessarily reflective of the cost we would incur to internally develop the intangible asset and we do not believe these charges are reflective of our operating results in the period incurred. We eliminate these non-cash charges from our non-GAAP operating results to facilitate an understanding of our operating and financial performance from period-to-period.

(b) Equipment leasing costs consist of the cost of procuring telemedicine equipment through lease financing. We ceased this practice in the second quarter of 2017. We eliminate these charges from our non-GAAP operating results to facilitate an understanding of our operating and financial performance from period-to-period.

(c) Interest expense consists primarily of interest incurred on our outstanding indebtedness and non-cash interest related to the amortization of debt discount and issuance costs associated with our term loan agreement. We eliminate these cash and non-cash expenses from our non-GAAP operating results to facilitate an understanding of our operating and financial performance from period-to-period within our presentation of adjusted EBITDA. Adjusted EBITDA is widely used by investors to measure a company’s operating performance without regard to items, such as interest benefit and expense, income tax benefit and expense, depreciation and amortization, stock-based compensation, and other charges and income. We believe adjusted EBITDA is useful in evaluating our operating performance compared to that of other companies in our industry as this metric generally eliminates the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance.

(d) We incur income tax expenses or benefits that are related to prior periods. We eliminate these expenses from our non-GAAP operating results to facilitate an understanding of our operating and financial performance from period-to-period within our presentation of adjusted EBITDA.

(e) Stock-based compensation expense consists of expenses for stock options and other stock-based awards. Although stock-based compensation is a key incentive offered to our employees, we continue to evaluate our operating and financial performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods. We evaluate our performance both with and without these measures because stock-based compensation is a non-cash expense and can vary significantly over time based on the timing, size, nature and design of the awards granted, and is influenced in part by certain factors that are generally beyond our control, such as the volatility of the market value of our common stock. In addition, we eliminate stock-based compensation expense from our non-GAAP operating results to facilitate an understanding of our operating and financial performance from period-to-period.

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(f) Gain on contingent share issuance liabilities consists of the change in fair value of 1,875,000 shares of our common stock held by HCMC’s sponsor and subsequently distributed to permitted transferees and were modified and became subject to forfeiture in connects with the closing of our Merger Transaction, and 350,000 private placement warrants granted to HCMC’s sponsor subsequently distributed to its permitted transferees as part of the Merger Transaction. The contingent shares issuance liabilities are revalued at their fair value every reporting period.

(g) Loss on puttable option liabilities consists of changes in the fair value of puttable option liabilities. We eliminate these non-cash expenses from our non-GAAP operating results to facilitate an understanding of our operating and financial performance from period-to-period.

(h) Gain on change in fair value of contingent consideration is the change in fair value of the earnout contingent consideration and the deferred payment in connection with our acquisition of Access Physicians in Q1 2021. The contingent consideration is revalued every reporting period based on the estimation of the likelihood that such contingent consideration will be earned. We eliminate these non-cash activities from our non-GAAP operating results to facilitate an understanding of our operating and financial performance from period-to-period.

(i) Integration, acquisition, transaction and executive severance costs represent the transaction and business integration costs related to our business combination with Healthcare Merger Corp. in Q4 2020 and our acquisition of Access Physicians in Q1 2021. These costs include incremental expenses incurred to affect business combinations such as advisory, legal, accounting, valuation, and other professional or consulting fees, as well as other related incremental executive severance costs. We exclude these costs from our non-GAAP results as they have no direct correlation to the operation of our business, and because we believe that the non-GAAP financial measures excluding these costs provide useful information about our spending trends to facilitate an understanding of our operating and financial performance from period-to-period.

Media Relations:

Lauren Shankman
Trevelino/Keller
lshankman@trevelinokeller.com

Investor Relations:

Steve Rubis
Vice President, Investor Relations
SOC Telemed
P: (214) 681-7991
srubis@soctelemed.com

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